FOR IMMEDIATE RELEASE

Alpha Announces Second Quarter 2021 Results

•Reports net loss from continuing operations of $18.6 million for the second quarter 2021
•Posts Adjusted EBITDA of $39.9 million for the second quarter 2021
•Continues strong cost management across the enterprise
•Strengthens realizations for Atlantic-priced Met business in the quarter
•Accelerates payment to retire certain LCC restructuring-related obligations ahead of schedule
•Increases 2021 production guidance; adjusts SG&A and CapEx guidance

BRISTOL, Tenn., August 6, 2021 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported results for the second quarter ending June 30, 2021.

	(millions, except per share)
	Three months ended
	June 30, 2021	Mar. 31, 2021	June 30, 2020
Net loss(2)	$(18.6)	$(32.7)	$(81.7)
Net loss(2) per diluted share	$(1.01)	$(1.78)	$(4.47)
Adjusted EBITDA(1)	$39.9	$28.9	$7.1
Operating cash flow(3)	$(6.3)	$(19.1)	$79.0
Capital expenditures(3)	$(17.6)	$(20.4)	$(41.5)
Tons of coal sold(2)	4.0	4.1	3.9
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
2. From continuing operations.
3. Includes discontinued operations.

"This has been a very challenging year for the coal industry, whether dealing with the pandemic or navigating the disruption of the coal supply resulting from the dispute between Australia and China; however, our team at Alpha stayed focused and disciplined. While we didn’t have any greater insights or vision into the markets than others as we started the year, we believed that if we continued our efforts to modernize our coal operations with newer and more efficient mines,

streamline decision making and allocate capital for projects that support our diversified product offerings to meet customer demands, we would be rewarded for those efforts when the markets rebounded," said David Stetson, Alpha's chair and chief executive officer. "As we look to the back half of the year and into the promising 2022 markets, we think those efforts are beginning to pay off. The capital investments we made over the past several years have matured, and the diversity of our product offerings continues to provide us with optionality in the marketplace, where demand remains high. With increased pricing and strong margins, we plan to build our cash balance and take aggressive steps to pay down our existing debt."

Financial Performance

Alpha reported a net loss from continuing operations of $18.6 million, or $1.01 per diluted share, for the second quarter 2021. In the first quarter 2021, the company had a net loss from continuing operations of $32.7 million or $1.78 per diluted share.

Total Adjusted EBITDA was $39.9 million for the second quarter, compared with $28.9 million in the first quarter 2021.

Coal Revenues

	(millions)
	Three months ended
	June 30, 2021	Mar. 31, 2021
Met Segment	$376.8	$359.9
All Other	$16.6	$25.6

Met Segment (excl. freight & handling)(1)	$312.5	$299.9
All Other (excl. freight & handling)(1)	$16.5	$25.2

Tons Sold	(millions)
	Three months ended
	June 30, 2021	Mar. 31, 2021
Met Segment	3.7	3.7
All Other	0.3	0.4

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	June 30, 2021	Mar. 31, 2021
Met Segment	$83.38	$82.00
All Other	$60.45	$61.59
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

In the second quarter our net realized pricing for the Met segment was $83.38, however, our export sales into markets not tied to Australian indices averaged $101.80 per ton for the quarter. "Alpha has long standing contractual arrangements that have historically provided us with excellent margins and access to the one of the fastest growing markets for Met coal. Those arrangements are tied to Australian indices, which resulted in net realizations of $67.77 in the second quarter, weighing down our overall net realizations," Andy Eidson, Alpha's president and chief financial officer, said. "It is important to note that the Australian premium hard coking coal index has increased nearly 60% from the average during the second quarter, with the current pricing of approximately $215 per metric ton bringing it in line with Atlantic Basin pricing. Approximately 21% of our met production at the midpoint of full-year guidance is unpriced and should benefit from this improved pricing environment in the back half of the year."

The table below provides a breakdown of our Met segment coal sold in the second quarter by pricing mechanism, illustrating the contrast between Australian and Atlantic pricing found in the average realization for the quarter.

	(in millions, except per ton data)
Met Segment Sales	Three months ended June 30, 2021
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.2	$125.8	$101.80	37%
Domestic	1.2	$103.6	$87.98	35%
Export - Australian Indexed	0.9	$63.3	$67.77	28%
Total Met Coal Revenues	3.3	$292.8	$87.45	100%
Thermal Coal Revenues	0.4	$19.7	$49.36
Total Met Segment Coal Revenues (excl. freight & handling)(1)	3.7	$312.5	$83.38
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	June 30, 2021	Mar. 31, 2021
Cost of Coal Sales	$346.8	$347.4
Cost of Coal Sales (excl. freight & handling/idle)(1)	$273.8	$279.9

	(per ton)
Met Segment(1)	$69.94	$71.72
All Other(1)	$42.77	$43.05

__________________________________
1. Represents Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

"The transition from higher cost and lower efficiency mines to our new mines such as Road Fork 52 and Lynn Branch enabled us to maintain our costs near the lower end of guidance," said Jason

Whitehead, executive vice president and chief operating officer. In the second quarter, the company's Met segment cost of coal sales improved to an average of $69.94 per ton, down from $71.72 in the prior quarter.

Cost of coal sales for the All Other category dropped slightly as well to $42.77 in the second quarter as compared to an average cost of $43.05 in the first quarter.

Liquidity and Capital Resources

"Alpha posted another solid quarter of financial performance, especially in light of the lingering headwinds from the weak Australian indices that limited our overall realizations for the period," said Eidson. "While our cash balance decreased during the quarter due primarily to inventory build, our total liquidity increased by $24 million."

"Subsequent to the quarter end, we made a $21 million payment to eliminate the West Virginia Lexington Coal Company (LCC) note a year ahead of schedule and, after the negotiated return of $14 million of related surety collateral, at a lower net cash outflow than was previously expected. This early extinguishment of a legacy liability is further evidence of our commitment to strategically reducing debt and strengthening the company's balance sheet," Eidson said.

Cash used in operating activities for the second quarter of 2021 was $6.3 million, compared to the prior period in which cash used in operating activities was $19.1 million. Cash used in operating activities includes discontinued operations. Second quarter 2021 capital expenditures were $17.6 million compared to $20.4 million in capital expenditures for first quarter.

As of June 30, 2021, Alpha had $72.3 million in unrestricted cash and $134.8 million in restricted cash, deposits and investments. Total long-term debt, including the current portion of long-term debt as of June 30, 2021, was $579.7 million. At the end of the second quarter, the company had total liquidity of $132.3 million, which represents an increase of over 20% compared to our total liquidity at the end of the first quarter, including cash and cash equivalents of $72.3 million and $60.0 million in unused availability under the Asset-Based Revolving Credit Facility (ABL). The future available capacity under the ABL is subject to inventory and accounts receivable collateral requirements and the maintenance of certain financial ratios. As of June 30, 2021, the company had no borrowings and $128.8 million in letters of credit outstanding under the ABL.

Operational Update

As part of Alpha's ongoing portfolio optimization efforts, the company is adding a fourth section at the Road Fork 52 mine, increasing its potential production of Low Volatile coal at a mine that has exceeded productivity expectations since its inception. Developing the fourth section at Road Fork 52 will require a modest amount of capital for the 2021 year, and we are raising our capital expenditures guidance as a result. Given the current market landscape and the tightness of existing coal supply, we believe this is a beneficial investment to bring additional incremental tonnage online before the end of the calendar year.

The company is considering other potential bolt-on or development projects for the near term, all of which would require modest projected capital expenditures. More information will be provided if these projects advance.

"On the whole, our mines performed well in the second quarter, reducing Met segment cost of sales by nearly $2 per ton and continuing robust production levels, leading us to slightly increase production guidance for the full year," said Whitehead. "In addition to maintaining strong operational fundamentals, we continually look for opportunities to incrementally add value or improve our existing processes. In our view, the fourth section at Road Fork is not only a prudent use of capital with a payback expected in less than six months, but also it enables us to put some extra Alpha tons into a tight market."

2021 Full-Year Guidance Adjustments

The company is increasing its 2021 operating guidance with coal shipments now expected to be in the range of 15.6 million tons to 17.5 million tons, up from the prior range of 14.8 million to 16.2 million tons. Met segment volume is expected to be between 14.3 million to 15.8 million tons, up from the prior range of 13.5 million to 14.5 million tons. Within the Met segment, pure metallurgical coal shipments for the year are expected to be between 13.0 million to 14.0 million tons, up from the prior range of 12.5 million to 13.0 million tons, and incidental thermal shipments in this segment are expected to be between 1.3 million to 1.8 million tons, up from the prior range of 1.0 million to 1.5 million tons. Our volume expectations for the All Other category remain unchanged at the previously issued guidance range of 1.3 million tons to 1.7 million tons.

For 2021, Alpha has committed and priced approximately 79% of its metallurgical coal within the Met segment at an average price of $89.78 per ton and 98% of thermal coal in the Met segment at an average expected price of $52.68 per ton. In the All Other category the company is fully committed and priced at an average price of $59.66 per ton.

The company's 2021 Met segment cost of coal sales per ton remains unchanged and is expected to be between $68.00 and $74.00 and our All Other category is expected to be in the range of $45.00 to $49.00 per ton.

The company is updating its SG&A guidance from the prior range of $44 million to $49 million to a new range of $48 million to $52 million, excluding non-recurring expenses and non-cash stock compensation, reflecting a market-driven increase in accrued incentive compensation. Our overall 2021 capital expenditures guidance is also being updated from the prior range of $75 million to $95 million to a new range of $88 million to $98 million because of the Road Fork 52 expansion. Depreciation, depletion and amortization guidance is expected to be between $125 million and $145 million for the year. Cash interest expense guidance is unchanged in the range of $51 million and $55 million.

	2021 Guidance
in millions of tons	Low	High
Metallurgical	13.0	14.0
Thermal	1.3	1.8
Met Segment	14.3	15.8
All Other	1.3	1.7
Total Shipments	15.6	17.5

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$87.86
Metallurgical - Export		$91.24
Metallurgical Total	79%	$89.78
Thermal	98%	$52.68
Met Segment	81%	$85.30
All Other	100%	$59.66

Committed/Unpriced[1,3]	Committed
Metallurgical Total	18%
Thermal	2%
Met Segment	17%
All Other	4%

Costs per ton[4]	Low	High
Met Segment	$68.00	$74.00
All Other	$45.00	$49.00

In millions (except taxes)	Low	High
SG&A5	$48	$52
Idle Operations Expense	$24	$30
Cash Interest Expense	$51	$55
DD&A	$125	$145
Capital Expenditures	$88	$98
Tax Rate	—%	5%
Notes:
1.Based on committed and priced coal shipments as of July 26, 2021. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.

5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.

Conference Call

The company plans to hold a conference call regarding its second quarter 2021 results on August 6, 2021, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://investors.alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 866-235-9918 (domestic toll-free) or 412-542-4110 (international) approximately 15 minutes prior to the start of the call.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

Investor Contact
InvestorRelations@AlphaMetResources.com

Alex Rotonen, CFA
423.956.6882

Media Contact
CorporateCommunications@AlphaMetResources.com

Emily O’Quinn
423.573.0369

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures which either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” “non-GAAP coal margin,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance or any other measure of operating results or liquidity presented in accordance with GAAP. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Coal revenues	$393,458	$353,115	$778,910	$754,575
Other revenues	1,817	825	2,618	2,169
Total revenues	395,275	353,940	781,528	756,744
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	346,763	335,267	694,191	669,487
Depreciation, depletion and amortization	27,304	47,069	55,742	94,685
Accretion on asset retirement obligations	6,648	6,569	13,296	13,208
Amortization of acquired intangibles, net	2,553	1,881	6,422	2,392
Asset impairment and restructuring	—	20,498	(561)	54,207
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	14,645	12,028	29,627	27,509
Total other operating (income) loss:
Mark-to-market adjustment for acquisition-related obligations	3,157	(2,052)	6,333	(17,049)
Other income	(3,608)	(45)	(4,833)	(713)
Total costs and expenses	397,462	421,215	800,217	843,726
Loss from operations	(2,187)	(67,275)	(18,689)	(86,982)
Other (expense) income:
Interest expense	(17,962)	(19,316)	(35,952)	(37,492)
Interest income	104	5,530	268	6,498
Equity loss in affiliates	(384)	(1,047)	(518)	(1,790)
Miscellaneous income (loss), net	1,847	395	3,613	(321)
Total other expense, net	(16,395)	(14,438)	(32,589)	(33,105)
Loss from continuing operations before income taxes	(18,582)	(81,713)	(51,278)	(120,087)
Income tax (expense) benefit	(8)	(33)	(3)	2,155
Net loss from continuing operations	(18,590)	(81,746)	(51,281)	(117,932)
Discontinued operations:
Loss from discontinued operations before income taxes	(401)	(156,555)	(638)	(160,177)
Loss from discontinued operations	(401)	(156,555)	(638)	(160,177)
Net loss	$(18,991)	$(238,301)	$(51,919)	$(278,109)

Basic and diluted loss per common share:
Loss from continuing operations	$(1.01)	$(4.47)	$(2.78)	$(6.45)
Loss from discontinued operations	(0.02)	(8.55)	(0.04)	(8.77)

Net loss	$(1.03)	$(13.02)	$(2.82)	$(15.22)

Weighted average shares – basic and diluted	18,438,699	18,304,853	18,416,946	18,275,382

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$72,337	$139,227
Trade accounts receivable, net of allowance for doubtful accounts of $175 and $293 as of June 30, 2021 and December 31, 2020	206,693	145,670
Inventories, net	144,416	108,051
Prepaid expenses and other current assets	108,515	106,252
Current assets - discontinued operations	2,157	10,935
Total current assets	534,118	510,135
Property, plant, and equipment, net of accumulated depreciation and amortization of $418,677 and $382,423 as of June 30, 2021 and December 31, 2020	357,152	363,620
Owned and leased mineral rights, net of accumulated depletion and amortization of $45,505 and $35,143 as of June 30, 2021 and December 31, 2020	452,887	463,250
Other acquired intangibles, net of accumulated amortization of $32,286 and $25,700 as of June 30, 2021 and December 31, 2020	81,610	88,196
Long-term restricted cash	92,758	96,033
Other non-current assets	134,781	149,382
Non-current assets - discontinued operations	9,477	9,473
Total assets	$1,662,783	$1,680,089
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$29,404	$28,830
Trade accounts payable	97,938	58,413
Acquisition-related obligations – current	22,866	19,099
Accrued expenses and other current liabilities	154,067	140,406
Current liabilities - discontinued operations	7,101	12,306
Total current liabilities	311,376	259,054
Long-term debt	550,263	553,697
Acquisition-related obligations - long-term	11,972	20,768
Workers’ compensation and black lung obligations	231,029	230,081
Pension obligations	198,549	218,671
Asset retirement obligations	140,840	140,074
Deferred income taxes	483	480
Other non-current liabilities	28,444	28,072
Non-current liabilities - discontinued operations	27,496	29,090
Total liabilities	1,500,452	1,479,987
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—

Common stock - par value $0.01, 50.0 million shares authorized, 20.8 million issued and 18.4 million outstanding at June 30, 2021 and 20.6 million issued and 18.3 million outstanding at December 31, 2020	208	206
Additional paid-in capital	782,586	779,424
Accumulated other comprehensive loss	(100,321)	(111,985)
Treasury stock, at cost: 2.4 million shares at June 30, 2021 and 2.3 million shares at December 31, 2020	(107,694)	(107,014)
Accumulated deficit	(412,448)	(360,529)
Total stockholders’ equity	162,331	200,102
Total liabilities and stockholders’ equity	$1,662,783	$1,680,089

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss	$(51,919)	$(278,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	55,742	103,727
Amortization of acquired intangibles, net	6,422	2,961
Accretion of acquisition-related obligations discount	723	2,227
Amortization of debt issuance costs and accretion of debt discount	6,480	7,389
Mark-to-market adjustment for acquisition-related obligations	6,333	(17,049)
Gain on disposal of assets	(4,878)	(755)
Asset impairment and restructuring	(561)	217,882
Accretion on asset retirement obligations	13,296	14,679
Employee benefit plans, net	5,744	10,605
Deferred income taxes	3	33,032
Stock-based compensation	3,162	3,121
Equity loss in affiliates	518	1,790
Other, net	(220)	92
Changes in operating assets and liabilities	(66,296)	(22,654)
Net cash (used in) provided by operating activities	(25,451)	78,938
Investing activities:
Capital expenditures	(38,039)	(91,090)
Proceeds on disposal of assets	6,801	1,285
Purchases of investment securities	(15,470)	(18,607)
Maturity of investment securities	7,766	10,653
Capital contributions to equity affiliates	(1,895)	(2,416)
Other, net	35	47
Net cash used in investing activities	(40,802)	(100,128)
Financing activities:
Proceeds from borrowings on debt	—	57,500
Principal repayments of debt	(6,159)	(29,559)
Principal repayments of notes payable	(1,362)	(574)
Principal repayments of financing lease obligations	(1,002)	(1,614)
Debt issuance costs	(226)	—
Common stock repurchases and related expenses	(680)	(155)
Net cash (used in) provided by financing activities	(9,429)	25,598
Net (decrease) increase in cash and cash equivalents and restricted cash	(75,682)	4,408
Cash and cash equivalents and restricted cash at beginning of period	244,571	347,680
Cash and cash equivalents and restricted cash at end of period	$168,889	$352,088

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of June 30,
	2021	2020
Cash and cash equivalents	$72,337	$238,438
Short-term restricted cash (included in prepaid expenses and other current assets)	3,794	3,720
Long-term restricted cash	92,758	109,930
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$168,889	$352,088

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Six Months Ended June 30,
	March 31, 2021	June 30, 2021	June 30, 2020	2021	2020
Net loss from continuing operations	$(32,691)	$(18,590)	$(81,746)	$(51,281)	$(117,932)
Interest expense	17,990	17,962	19,316	35,952	37,492
Interest income	(164)	(104)	(5,530)	(268)	(6,498)
Income tax (benefit) expense	(5)	8	33	3	(2,155)
Depreciation, depletion and amortization	28,438	27,304	47,069	55,742	94,685
Non-cash stock compensation expense	2,184	979	1,044	3,163	3,122
Mark-to-market adjustment - acquisition-related obligations	3,176	3,157	(2,052)	6,333	(17,049)
Accretion on asset retirement obligations	6,648	6,648	6,569	13,296	13,208
Asset impairment and restructuring (1)	(561)	—	20,498	(561)	54,207
Management restructuring costs (2)	—	—	—	—	940
Loss on partial settlement of benefit obligations	—	—	63	—	1,230
Amortization of acquired intangibles, net	3,869	2,553	1,881	6,422	2,392
Adjusted EBITDA	$28,884	$39,917	$7,145	$68,801	$63,642
(1) Asset impairment and restructuring for the three months ended March 31, 2021 and the six months ended June 30, 2021 was primarily comprised of a credit to restructuring expense as a result of the strategic actions announced during the second quarter of 2020 and subsequent changes to severance and employee-related benefits. For the three and six months ended June 30, 2020, asset impairment and restructuring charges were recorded as a result of weakening coal market conditions and the strategic actions with respect to two thermal coal mining complexes.
(2) Management restructuring costs are related to severance expense associated with senior management changes during the three months ended March 31, 2020.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended March 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$359,893	$25,559	$385,452
Less: Freight and handling fulfillment revenues	(60,011)	(369)	(60,380)
Non-GAAP Coal revenues	$299,882	$25,190	$325,072
Tons sold	3,657	409	4,066
Non-GAAP Coal sales realization per ton	$82.00	$61.59	$79.95

Cost of coal sales (exclusive of items shown separately below)	$325,895	$21,533	$347,428
Depreciation, depletion and amortization - production (1)	26,536	1,723	28,259
Accretion on asset retirement obligations	3,385	3,263	6,648
Amortization of acquired intangibles, net	4,051	(182)	3,869
Total Cost of coal sales	$359,867	$26,337	$386,204
Less: Freight and handling costs	(60,011)	(369)	(60,380)
Less: Depreciation, depletion and amortization - production (1)	(26,536)	(1,723)	(28,259)
Less: Accretion on asset retirement obligations	(3,385)	(3,263)	(6,648)
Less: Amortization of acquired intangibles, net	(4,051)	182	(3,869)
Less: Idled and closed mine costs	(3,603)	(3,556)	(7,159)
Non-GAAP Cost of coal sales	$262,281	$17,608	$279,889
Tons sold	3,657	409	4,066
Non-GAAP Cost of coal sales per ton	$71.72	$43.05	$68.84
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$359,893	$25,559	$385,452
Less: Total Cost of coal sales (per table above)	(359,867)	(26,337)	(386,204)
GAAP Coal margin	$26	$(778)	$(752)
Tons sold	3,657	409	4,066
GAAP Coal margin per ton	$0.01	$(1.90)	$(0.18)

GAAP Coal margin	$26	$(778)	$(752)
Add: Depreciation, depletion and amortization - production (1)	26,536	1,723	28,259
Add: Accretion on asset retirement obligations	3,385	3,263	6,648
Add: Amortization of acquired intangibles, net	4,051	(182)	3,869
Add: Idled and closed mine costs	3,603	3,556	7,159
Non-GAAP Coal margin	$37,601	$7,582	$45,183
Tons sold	3,657	409	4,066
Non-GAAP Coal margin per ton	$10.28	$18.54	$11.11
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$376,839	$16,619	$393,458
Less: Freight and handling fulfillment revenues	(64,329)	(117)	(64,446)
Non-GAAP Coal revenues	$312,510	$16,502	$329,012
Tons sold	3,748	273	4,021
Non-GAAP Coal sales realization per ton	$83.38	$60.45	$81.82

Cost of coal sales (exclusive of items shown separately below)	$331,239	$15,524	$346,763
Depreciation, depletion and amortization - production (1)	25,686	1,438	27,124
Accretion on asset retirement obligations	3,377	3,271	6,648
Amortization of acquired intangibles, net	2,635	(82)	2,553
Total Cost of coal sales	$362,937	$20,151	$383,088
Less: Freight and handling costs	(64,329)	(117)	(64,446)
Less: Depreciation, depletion and amortization - production (1)	(25,686)	(1,438)	(27,124)
Less: Accretion on asset retirement obligations	(3,377)	(3,271)	(6,648)
Less: Amortization of acquired intangibles, net	(2,635)	82	(2,553)
Less: Idled and closed mine costs	(4,790)	(3,732)	(8,522)
Non-GAAP Cost of coal sales	$262,120	$11,675	$273,795
Tons sold	3,748	273	4,021
Non-GAAP Cost of coal sales per ton	$69.94	$42.77	$68.09
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$376,839	$16,619	$393,458
Less: Total Cost of coal sales (per table above)	(362,937)	(20,151)	(383,088)
GAAP Coal margin	$13,902	$(3,532)	$10,370
Tons sold	3,748	273	4,021
GAAP Coal margin per ton	$3.71	$(12.94)	$2.58

GAAP Coal margin	$13,902	$(3,532)	$10,370
Add: Depreciation, depletion and amortization - production (1)	25,686	1,438	27,124
Add: Accretion on asset retirement obligations	3,377	3,271	6,648
Add: Amortization of acquired intangibles, net	2,635	(82)	2,553
Add: Idled and closed mine costs	4,790	3,732	8,522
Non-GAAP Coal margin	$50,390	$4,827	$55,217
Tons sold	3,748	273	4,021
Non-GAAP Coal margin per ton	$13.44	$17.68	$13.73
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$316,319	$36,796	$353,115
Less: Freight and handling fulfillment revenues	(54,852)	(4,634)	(59,486)
Non-GAAP Coal revenues	$261,467	$32,162	$293,629
Tons sold	3,204	649	3,853
Non-GAAP Coal sales realization per ton	$81.61	$49.56	$76.21

Cost of coal sales (exclusive of items shown separately below)	$297,266	$38,001	$335,267
Depreciation, depletion and amortization - production (1)	38,779	7,953	46,732
Accretion on asset retirement obligations	3,551	3,018	6,569
Amortization of acquired intangibles, net	2,759	(878)	1,881
Total Cost of coal sales	$342,355	$48,094	$390,449
Less: Freight and handling costs	(54,852)	(4,634)	(59,486)
Less: Depreciation, depletion and amortization - production (1)	(38,779)	(7,953)	(46,732)
Less: Accretion on asset retirement obligations	(3,551)	(3,018)	(6,569)
Less: Amortization of acquired intangibles, net	(2,759)	878	(1,881)
Less: Idled and closed mine costs	(3,906)	(3,961)	(7,867)
Non-GAAP Cost of coal sales	$238,508	$29,406	$267,914
Tons sold	3,204	649	3,853
Non-GAAP Cost of coal sales per ton	$74.44	$45.31	$69.53
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$316,319	$36,796	$353,115
Less: Total Cost of coal sales (per table above)	(342,355)	(48,094)	(390,449)
GAAP Coal margin	$(26,036)	$(11,298)	$(37,334)
Tons sold	3,204	649	3,853
GAAP Coal margin per ton	$(8.13)	$(17.41)	$(9.69)

GAAP Coal margin	$(26,036)	$(11,298)	$(37,334)
Add: Depreciation, depletion and amortization - production (1)	38,779	7,953	46,732
Add: Accretion on asset retirement obligations	3,551	3,018	6,569
Add: Amortization of acquired intangibles, net	2,759	(878)	1,881
Add: Idled and closed mine costs	3,906	3,961	7,867
Non-GAAP Coal margin	$22,959	$2,756	$25,715
Tons sold	3,204	649	3,853
Non-GAAP Coal margin per ton	$7.17	$4.25	$6.67
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Six Months Ended June 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$736,732	$42,178	$778,910
Less: Freight and handling fulfillment revenues	(124,340)	(486)	(124,826)
Non-GAAP Coal revenues	$612,392	$41,692	$654,084
Tons sold	7,405	682	8,087
Non-GAAP Coal sales realization per ton	$82.70	$61.13	$80.88

Cost of coal sales (exclusive of items shown separately below)	$657,134	$37,057	$694,191
Depreciation, depletion and amortization - production (1)	52,222	3,161	55,383
Accretion on asset retirement obligations	6,762	6,534	13,296
Amortization of acquired intangibles, net	6,686	(264)	6,422
Total Cost of coal sales	$722,804	$46,488	$769,292
Less: Freight and handling costs	(124,340)	(486)	(124,826)
Less: Depreciation, depletion and amortization - production (1)	(52,222)	(3,161)	(55,383)
Less: Accretion on asset retirement obligations	(6,762)	(6,534)	(13,296)
Less: Amortization of acquired intangibles, net	(6,686)	264	(6,422)
Less: Idled and closed mine costs	(8,393)	(7,288)	(15,681)
Non-GAAP Cost of coal sales	$524,401	$29,283	$553,684
Tons sold	7,405	682	8,087
Non-GAAP Cost of coal sales per ton	$70.82	$42.94	$68.47
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Six Months Ended June 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$736,732	$42,178	$778,910
Less: Total Cost of coal sales (per table above)	(722,804)	(46,488)	(769,292)
GAAP Coal margin	$13,928	$(4,310)	$9,618
Tons sold	7,405	682	8,087
GAAP Coal margin per ton	$1.88	$(6.32)	$1.19

GAAP Coal margin	$13,928	$(4,310)	$9,618
Add: Depreciation, depletion and amortization - production (1)	52,222	3,161	55,383
Add: Accretion on asset retirement obligations	6,762	6,534	13,296
Add: Amortization of acquired intangibles, net	6,686	(264)	6,422
Add: Idled and closed mine costs	8,393	7,288	15,681
Non-GAAP Coal margin	$87,991	$12,409	$100,400
Tons sold	7,405	682	8,087
Non-GAAP Coal margin per ton	$11.88	$18.20	$12.41
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Six Months Ended June 30, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$678,722	$75,853	$754,575
Less: Freight and handling fulfillment revenues	(108,516)	(8,377)	(116,893)
Non-GAAP Coal revenues	$570,206	$67,476	$637,682
Tons sold	6,531	1,271	7,802
Non-GAAP Coal sales realization per ton	$87.31	$53.09	$81.73

Cost of coal sales (exclusive of items shown separately below)	$590,324	$79,163	$669,487
Depreciation, depletion and amortization - production (1)	80,501	13,493	93,994
Accretion on asset retirement obligations	7,087	6,121	13,208
Amortization of acquired intangibles, net	5,340	(2,948)	2,392
Total Cost of coal sales	$683,252	$95,829	$779,081
Less: Freight and handling costs	(108,516)	(8,377)	(116,893)
Less: Depreciation, depletion and amortization - production (1)	(80,501)	(13,493)	(93,994)
Less: Accretion on asset retirement obligations	(7,087)	(6,121)	(13,208)
Less: Amortization of acquired intangibles, net	(5,340)	2,948	(2,392)
Less: Idled and closed mine costs	(8,063)	(8,323)	(16,386)
Non-GAAP Cost of coal sales	$473,745	$62,463	$536,208
Tons sold	6,531	1,271	7,802
Non-GAAP Cost of coal sales per ton	$72.54	$49.14	$68.73
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Six Months Ended June 30, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$678,722	$75,853	$754,575
Less: Total Cost of coal sales (per table above)	(683,252)	(95,829)	(779,081)
GAAP Coal margin	$(4,530)	$(19,976)	$(24,506)
Tons sold	6,531	1,271	7,802
GAAP Coal margin per ton	$(0.69)	$(15.72)	$(3.14)

GAAP Coal margin	$(4,530)	$(19,976)	$(24,506)
Add: Depreciation, depletion and amortization - production (1)	80,501	13,493	93,994
Add: Accretion on asset retirement obligations	7,087	6,121	13,208
Add: Amortization of acquired intangibles, net	5,340	(2,948)	2,392
Add: Idled and closed mine costs	8,063	8,323	16,386
Non-GAAP Coal margin	$96,461	$5,013	$101,474
Tons sold	6,531	1,271	7,802
Non-GAAP Coal margin per ton	$14.77	$3.94	$13.01
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$262,281	$17,608	$279,889
Less: cost of purchased coal sold	(18,264)	—	(18,264)
Adjusted cost of produced coal sold	$244,017	$17,608	$261,625
Produced tons sold	3,424	409	3,833
Adjusted cost of produced coal sold per ton (1)	$71.27	$43.05	$68.26
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended June 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$262,120	$11,675	$273,795
Less: cost of purchased coal sold	(24,642)	—	(24,642)
Adjusted cost of produced coal sold	$237,478	$11,675	$249,153
Produced tons sold	3,497	273	3,770
Adjusted cost of produced coal sold per ton (1)	$67.91	$42.77	$66.09
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$238,508	$29,406	$267,914
Less: cost of purchased coal sold	(22,932)	(9)	(22,941)
Adjusted cost of produced coal sold	$215,576	$29,397	$244,973
Produced tons sold	2,895	648	3,543
Adjusted cost of produced coal sold per ton (1)	$74.46	$45.37	$69.14
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Six Months Ended June 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$524,401	$29,283	$553,684
Less: cost of purchased coal sold	(42,906)	—	(42,906)
Adjusted cost of produced coal sold	$481,495	$29,283	$510,778
Produced tons sold	6,921	682	7,603
Adjusted cost of produced coal sold per ton (1)	$69.57	$42.94	$67.18
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Six Months Ended June 30, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$473,745	$62,463	$536,208
Less: cost of purchased coal sold	(53,266)	(902)	(54,168)
Adjusted cost of produced coal sold	$420,479	$61,561	$482,040
Produced tons sold	5,859	1,258	7,117
Adjusted cost of produced coal sold per ton (1)	$71.77	$48.94	$67.73
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended June 30, 2021
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Tons Sold Total
Export - other pricing mechanisms	1,236	$125,823	$101.80	37%
Domestic	1,178	103,643	$87.98	35%
Export - Australian indexed	934	63,300	$67.77	28%
Total Met segment - met coal	3,348	$292,766	$87.45	100%
Met segment - thermal coal	400	19,744	$49.36
Total Met segment Coal revenues	3,748	312,510	$83.38
All Other Coal revenues	273	16,502	$60.45
Non-GAAP Coal revenues	4,021	$329,012	$81.82
Add: Freight and handling fulfillment revenues	—	64,446
Coal revenues	4,021	$393,458